Exhibit 23(d)


                     [SCOTT & STRINGFELLOW, INC. LETTERHEAD]


                                                     June 17, 1996



Lathan M. Ewers, Jr., Esquire
Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia  23219-4074

                          CONSENT OF INVESTMENT BANKERS

Gentlemen:

         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated June 17, 1996, rendered to the Board of Directors of The First National Bank of Clifton Forge in connection with its merger with MainStreet BankGroup Incorporated and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                                 Sincerely,

                                                 SCOTT & STRINGFELLOW, INC.

                                                 /s/ Gary S. Penrose

                                                 Gary S. Penrose
                                                 Managing Director
                                                 Financial Institutions Group